Exhibit 99.1

FOR IMMEDIATE RELEASE

Discovery Communications Announces Debt Offering

SILVER SPRING, Md. – February 28, 2017 – Discovery Communications, Inc. (“Discovery” or the “Company”) (Nasdaq: DISCA, DISCB, DISCK) announced today that Discovery Communications, LLC (“DCL”) has commenced an underwritten public offering of a new series of Senior Notes due 2024 (the “New Notes Offering”). DCL also intends to offer additional senior notes pursuant to a reopening of its existing 4.900% Senior Notes due 2026 (the “Reopening” and, together with the New Notes Offering, the “Offering”). Each series of senior notes will be issued by DCL and guaranteed by the Company.

The Company intends to use the net proceeds from the Offering to fund a concurrent tender offer for up to $600 million aggregate principal amount of the Company’s 5.050% Senior Notes due 2020 and 5.625% Senior Notes due 2019 based on prices to be determined and to pay interest, premiums, fees and expenses in connection with that tender offer. The Company intends to use any remaining proceeds for general corporate purposes. The Company expects to announce the tender offer in a separate press release upon commencing the tender offer. The completion of the tender offer will be subject to customary closing conditions, including the receipt of gross proceeds of at least $650 million from the Offering.

Barclays Capital Inc., Citigroup Global Markets Inc. and RBC Capital Markets, LLC will act as the active joint book-running managers for the New Notes Offering and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated will act as the active joint book-running managers for the Reopening.

The Company and DCL have filed a registration statement on Form S-3 (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for this Offering. Prospective investors should read the prospectus forming a part of that registration statement and the prospectus supplement related to the Offering and the other documents that Discovery and DCL have filed with the SEC for more complete information about Discovery, DCL and this Offering. These documents are available at no charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, these documents will be made available upon request by DCL or by any underwriter or dealer participating in the Offering. Interested parties may obtain a prospectus by contacting one of the joint book-running managers at: Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, telephone: 1-888-603-5847, or by e-mailing Barclaysprospectus@broadridge.com; Citigroup Global Markets Inc. c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 800-831-9146 or email: prospectus@citi.com; J.P. Morgan Securities LLC, 383 Madison Avenue, New

York, NY 10179, telephone: 212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 200 North College Street, NC1-004-03-43, Charlotte, NC 28255-0001, Attn: Prospectus Department, toll-free: 1-800-294-1322 or email: dg.prospectus_requests@baml.com; and RBC Capital Markets, LLC, Three World Financial Center, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: Syndicate Operations, toll-free: (877) 822-4089, email: syndicateops2@rbc.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy the senior notes, nor shall there be any offer, solicitation or sale of the senior notes, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The tender offer will be made solely by means of an Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

About Discovery

Discovery Communications (Nasdaq: DISCA, DISCB, DISCK) provides television programming through a portfolio of premium nonfiction, sports and kids programming brands. Reaching 3 billion cumulative viewers across pay-TV and free-to-air platforms in more than 220 countries and territories, Discovery’s portfolio includes the global brands Discovery Channel, TLC, Investigation Discovery, Animal Planet, Science and Turbo/Velocity, as well as OWN: Oprah Winfrey Network in the U.S., Discovery Kids in Latin America, and Eurosport, a provider of locally relevant, premium sports and Home of the Olympic Games across Europe. Discovery reaches audiences across screens through digital-first programming from digital content holding company Group Nine Media, Discovery VR, over-the-top offerings Eurosport Player and Dplay, as well as TV Everywhere products comprising the GO portfolio of TVE apps and Discovery K!ds Play.

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions or strategies regarding the future, and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “continue,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or similar words. Forward-looking statements in this press release include, without limitation, statements regarding the completion of, and use of proceeds from, the Offering. These statements are based on information available to the Company as of the date hereof, and actual results could differ materially from those stated or implied, due to market conditions, as well as risks and uncertainties associated with the Company’s business, which include the risk factors disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on February 14, 2017. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.